Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-203562 and 333-207098) of SunCoke Energy Partners, L.P. (“the Partnership”) and in the related Prospectus of our report dated April 30, 2015, with respect to the combined and consolidated financial statements SunCoke Energy Partners, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois
February 18, 2016